exhibit 23.3

Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite C
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax






Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We have issued our report dated May 19, 2003, accompanying the un-audited financial statements of Eagle Golf Corporation on Form SB-2/A for the quarter ended March 31, 2003 and for the period of
February  20, 1996 (inception date) through March 31,  2003.   We
hereby consent to the incorporation by reference of said review report on the Registration Statement of Eagle Golf Corporation on Form SB-2/A.

Signed,

/s/ Beckstead and Watts LLP

June 25, 2003

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